UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 4, 2014

Zoetis Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35797	46-0696167
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

100 Campus Drive, Florham Park, NJ	07932
(Address of principal executive offices)	(Zip Code)

(973) 822-7000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 4, 2014, the Board of Directors (the Board) of Zoetis Inc. (the Company) appointed Dr. Willie M. Reed to Class II of the Board, to serve in such capacity until his successor is appointed or qualified or until his resignation or removal. Dr. Reed will serve on the Company’s Corporate Governance Committee.
There is no arrangement or understanding with any person pursuant to which Dr. Reed was appointed as a member of the Board.
In accordance with the Company’s existing compensation policy for non-employee directors, Dr. Reed will receive an annual cash retainer of $100,000 and an annual equity retainer in the form of deferred stock units valued at $140,000.
In addition to the compensation that Dr. Reed will receive in connection with his appointment as a member of the Board, the Company has entered into its standard form of indemnification agreement with Dr. Reed. A form of indemnification agreement was previously filed by the Company as Exhibit 10.19 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-183254), as originally filed with the Securities and Exchange Commission on August 13, 2012, as subsequently amended.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOETIS INC.

By:	/s/ Heidi C. Chen
Name:	Heidi C. Chen
Title:	Executive Vice President,
General Counsel and Corporate Secretary
Dated: March 4, 2014